EXHIBIT 99.1

Align Technology Completes Acquisition of Intra-Oral Scanning Leader Cadent

SAN JOSE, Calif., May 2, 2011 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq:ALGN) today announced that it has completed the acquisition of privately-held Cadent Holdings, Inc. (Cadent), a leading provider of 3D digital scanning solutions for orthodontics and dentistry, and makers of the iTero™ and OrthoCAD® iOC™ scanning systems.

The acquisition of Cadent positions Align as a leader in one of the best growth opportunities in dentistry and medical devices today. Intra-oral scanning is a critical part of enabling new digital technologies and procedures in dental practices including CAD/CAM for restorative dentistry or in-office restorations. Cadent strengthens Align's ability to drive adoption of Invisalign by integrating Invisalign treatment more fully with mainstream chair-side tools and procedures in doctors' practices. The combination of the two companies will help accelerate the use of intra-oral scanning in the dental industry by leveraging Align's global sales reach, extensive professional and consumer marketing capabilities, and base of over 55 thousand ClinCheck® software users.

"Align is committed to supporting and building on the technology and products that have made Cadent one of the emerging leaders in intra-oral scanning. That commitment includes continued support of an open system approach that gives doctors and laboratories maximum flexibility, and continued investment in tools that aid and improve restorative, implant, and orthodontic procedures," said Thomas M. Prescott, Align Technology president and chief executive officer. "We will continue to invest in Cadent products and look forward to combining our technology and expertise with Cadent's to deliver innovative new tools to our customers."

Cadent president and chief executive officer, Timothy Mack, has been appointed senior vice president of business development, reporting directly to Mr. Prescott. Mr. Mack is responsible for creating and developing business partnerships in dentistry and extending Align's technology with distributors and lab partners.

Align plans to maintain all Cadent products and services which includes the iTero digital impression system, OrthoCAD iOC orthodontic digital impression system, OrthoCAD iCast™, OrthoCAD iQ™, and OrthoCAD iRecord™. As part of an ongoing program to evaluate interoperability of intra-oral scanning systems for future use with Invisalign treatment, Align is in final interoperability beta tests with Cadent's intra-oral scanning systems and continues to expect to announce interoperability in the second quarter of 2011.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.The Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers.

To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

Cadent Holdings, Inc. is a subsidiary of Align Technology and is a leading provider of 3D digital scanning solutions for orthodontics and dentistry. The Cadent family of products includes iTero and OrthoCAD iOC scanning systems, OrthoCADiCast, OrthoCAD iQ and OrthoCAD iRecord. For additional information, please visit www.cadentinc.com.

Forward-Looking Statement

This news release, contains forward-looking statements, including statements regarding the combination strengthening Align's ability to drive adoption, helping to accelerate the use of intra-oral scanning and creating a significant opportunity to create growth and build value, the industry trend of digital imaging solutions becoming more widely used in dental practices, and the expectations with regard to announcement of interoperability in the second quarter of 2011. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks that Align does not successfully combine and integrate the business, operations and products of Cadent with those of Align in a timely and cost efficient manner, and risks that the anticipated financial and operating benefits of the transaction are not realized. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the Securities and Exchange Commission on February 24, 2011. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT: Investor Relations Contact
         Shirley Stacy
         Align Technology, Inc.
         (408) 470-1150
         sstacy@aligntech.com

         Press Contact
         Shannon Mangum Henderson
         Ethos Communication, Inc.
         (678) 261-7803
         align@ethoscommunication.com